EX-4(4)



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To:       EMBASSY SUITES, INC.
          1023 CHERRY ROAD
          MEMPHIS, Tennessee 38117

Attn:     JOSH HIRSBERG

Fax:      901 762 8998

From:     BANKERS TRUST COMPANY
          1 BANKERS TRUST PLAZA
          130 LIBERTY STREET
          NEW YORK, New York 10006

Date:     May 16, 1995


                                CONFIRMATION

BT Transaction Ref. No. N000061136

The purpose of this communication is to set forth the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the master agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms parts of, and is subject to, the following master agreement:

Dated As Of                   :  May 5, 1995
Between                       :  EMBASSY SUITES, INC.
and                           :  BANKERS TRUST COMPANY
BT Master Agreement Number    :  14784

All provisions contained in the master agreement govern this Confirmation except as expressly modified below.







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The terms of the particular Transaction to which this Confirmation relates are as follows:

Calculation Amount             :  USD 50,000,000.00

Trade Date                     :  May 5, 1995

Effective Date                 :  May 10, 1995

Termination Date               :  May 10, 2000

The Floating Rate Payer pays on each Payment Date an amount determined in accordance with the following:

Floating Rate Payer            :  BANKERS TRUST COMPANY

Payment Dates                  :  Commencing on August 10, 1995 and
                                  quarterly thereafter on the 10th calendar day of each November, February, May and August, up to and including May 10, 2000

Floating Rate Option           :  USD-LIBOR-BBA

Designated Maturity            :  3 Months

Spread                         :  Inapplicable

Floating Rate for initial      :
Calculation Period             :  6.125000 percent

Rounding Factor                :  One hundred-thousandth of one percent

Floating Rate Day
Count Fraction                 :  Actual/360

Compounding                    :  Inapplicable

Reset Dates                    :  The first day of each Calculation Period

Business Day                   :  The following cities are specified for
                                  use in the definition of "Business Day"
                                  as it applies to the Floating Rate Payer:

                                                London
                                                New York City

Business Day Convention        :  Modified Following







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The Fixed Rate Payer pays on each Payment Date an amount determined in accordance with the following:

Fixed Rate Payer               :  EMBASSY SUITES, INC.

Payment Dates                  :  Commencing on August 10, 1995 and
                                  quarterly thereafter on the 10th calendar day of each November, February, May and August, up to and including May 10, 2000

Fixed Rate                     :  6.651000 percent

Fixed Rate Day Count
Fraction                       :  Actual/360

Business Day                   :  The following cities are specified for use
                                  in the definition of "Business Day" as it applies to the Fixed Rate Payer:

                                                  London
                                                  New York City

Business Day Convention        :  Modified Following

Additional Provisions          :  None

For all USD payments,
We will pay you at             :  FIRST TENNESSEE BANK
                                  MEMPHIS
                                  ABA # 084000026
For the Account of             :  EMBASSY SUITES, INC.
Account Number                 :  841900
Attention                      :  WES OATES

For all USD payments,
Please pay us at               :  BANKERS TRUST COMPANY
                                  NEW YORK
                                  ABA # 021001033
For the Account of             :  BANKERS TRUST INTERNATIONAL
                                  MAIN SWAP ACCOUNT
Account Number                 :  04-822-378

Each Party has agreed to make payments to the other in accordance with this Confirmation. Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this Confirmation and returning it via fax to the attention of the BT Confirmation Unit in New York, fax no.
(212)250-7263.

Please check this Confirmation carefully and immediately upon receipt, so that errors or discrepancies can be promptly identified and rectified.







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We are very pleased to have concluded this Transaction with you.

Regards,

BANKERS TRUST COMPANY


By:          TARANA BARKAT
          ---------------------------
             Tarana Barkat
             Assistant Vice President


Confirmed as of the date
first above written:

EMBASSY SUITES, INC.


By:          WILLIAM S. McCALMONT
          ---------------------------
Name and     William S. McCalmont
 Title:      V.P. & Treasurer

Counterparty's
Deal Number         :  ---------------